                                  EXHIBIT 99.4

              FINANCIAL STATEMENTS OF HANOVER CAPITAL PARTNERS LTD.



                       TABLE OF CONTENTS TO FINANCIAL STATEMENTS


                                                                                 PAGE
                                                                                 ----
  Consolidated Balance Sheets as of June 30, 2002 (unaudited) and December 31,     2
  2001

  Consolidated Statements of Income (unaudited) for the Six Months Ended           3
  June 30, 2002 and 2001

  Consolidated Statement of Stockholders' Equity (unaudited) for the Six Months    4
  Ended June 30, 2002

  Consolidated Statements of  Cash Flows (unaudited) for the Six Months Ended      5
  June 30, 2002 and 2001

  Notes to Consolidated Financial Statements (unaudited)                           6

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                      JUNE 30,       DECEMBER 31,
ASSETS                                                                  2002             2001
                                                                    -----------      ------------
CURRENT ASSETS:                                                     (UNAUDITED)
    Cash and cash equivalents                                        $  940,299        $  847,676
    Investment in marketable securities                                   3,300             3,300
    Accounts receivable                                                 894,649           996,777
    Receivables from related parties                                    353,672           473,637
    Accrued revenue on contracts in progress                          1,182,827         1,035,870
    Prepaid expenses and other current assets                            60,798            39,580
                                                                    -----------      ------------
        Total current assets                                          3,435,545         3,396,840

PROPERTY AND EQUIPMENT - Net                                             84,267           100,584
DEFERRED TAX ASSET - Net                                                203,666           294,041
OTHER ASSETS                                                             10,040            10,040
                                                                    -----------      ------------
TOTAL ASSETS                                                         $3,733,518        $3,801,505
                                                                    ===========      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accrued appraisal and subcontractor costs                        $  146,959        $   16,139
    Accounts payable and accrued expenses                               471,861           456,242
    Due to related parties                                              246,697           411,232
    Income tax payable                                                      617               617
                                                                    -----------      ------------
        Total current liabilities                                       866,134           884,230

NOTE PAYABLE TO RELATED PARTY                                           870,298         1,035,859
                                                                    -----------      ------------
        TOTAL LIABILITIES                                             1,736,432         1,920,089
                                                                    -----------      ------------


COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
    Preferred stock: $.01 par value, 100,000 shares authorized,
        97,000 shares outstanding at June 30, 2002 and December 31,
        2001                                                                970               970
    Common stock: Class A: $.01 par value, 5,000 shares authorized,
        3,000 shares outstanding at June 30, 2002 and December 31,
        2001                                                                 30                30
    Additional paid-in capital                                        2,839,947         2,839,947
    Retained earnings (deficit)                                        (843,861)         (959,531)
                                                                    -----------      ------------

         TOTAL STOCKHOLDERS' EQUITY                                   1,997,086         1,881,416
                                                                    -----------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $3,733,518        $3,801,505
                                                                    ===========      ============

                 See notes to consolidated financial statements

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                                    SIX MONTHS ENDED JUNE 30,
                                                   --------------------------
                                                      2002            2001
                                                   ----------      ----------
REVENUES:
    Due diligence fees                             $2,085,862      $2,519,008
    Assignment fees                                   833,438         367,319
    Mortgage sales and servicing                        2,468           5,140
    Other income                                      101,268           8,507
                                                   ----------      ----------
        Total revenues                              3,023,036       2,899,974
                                                   ----------      ----------

EXPENSES:
    Personnel                                       1,242,016       1,329,230
    Subcontractor                                   1,147,133         980,183
    General and administrative                        139,468         149,548
    Travel and subsistence                             79,990         109,283
    Occupancy                                          79,756         114,186
    Professional                                       73,998         126,608
    Depreciation and amortization                      31,119          29,372
    Interest                                           23,511          27,361
                                                   ----------      ----------
        Total expenses                              2,816,991       2,865,771
                                                   ----------      ----------

NET INCOME BEFORE INCOME TAX PROVISION                206,045          34,203

INCOME TAX PROVISION                                   90,375          21,537
                                                   ----------      ----------

NET INCOME                                         $  115,670      $   12,666
                                                   ==========      ==========

BASIC EARNINGS PER SHARE                           $    38.56      $     4.22
                                                   ==========      ==========

                 See notes to consolidated financial statements

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                         SIX MONTHS ENDED JUNE 30, 2002
                                   (UNAUDITED)



                                                  Common Stock                                            Accumulated
                               Preferred Stock     New Class A    Additional                 Retained        Other
                               ---------------   --------------    Paid-in    Comprehensive  Earnings    Comprehensive
                               Shares   Amount   Shares  Amount    Capital        Income     (Deficit)       Gain          Total
                               ------   ------   ------  ------   ----------  -------------  ---------   -------------  ----------
BALANCE, DECEMBER 31, 2001     97,000    $ 970    3,000   $  30   $2,839,947                 $(959,531)     $     --    $1,881,416

Comprehensive income:
    Net income                                                                  $ 115,670      115,670                     115,670
                                                                              -----------
    Comprehensive income                                                        $ 115,670
                               ------   ------   ------  ------   ----------  ===========    ---------   -------------  ----------
BALANCE, JUNE 30, 2002         97,000    $ 970    3,000   $  30   $2,839,947                 $(843,861)     $     --    $1,997,086
                               ======   ======   ======  ======   ==========                 =========   =============  ==========

                 See notes to consolidated financial statements

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                        SIX MONTHS ENDED JUNE 30,
                                                      ----------------------------
                                                          2002            2001
                                                      ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                         $    115,670    $     12,666
   Adjustments to reconcile net income to net cash
    provided by operating activities:
     Depreciation and amortization                          31,119          25,276
     Deferred tax provision                                 90,375          16,464
     Changes in assets - (increase) decrease:
       Accounts receivable                                 102,128       1,056,792
       Receivables from/payables to related parties        (44,570)        406,059
       Accrued revenue on contracts in progress           (146,957)        487,048
       Prepaid expenses and other current assets           (21,218)       (102,138)
       Other assets                                             --         (50,368)
     Changes in liabilities - increase (decrease):
       Accrued appraisal and subcontractor costs           130,820          51,864
       Accounts payable and accrued expenses                15,619      (1,192,194)
       Income tax payable                                       --           1,062
       Deferred revenue                                         --            (288)
                                                      ------------    ------------
         Net cash provided by operating activities         272,986         712,243
                                                      ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                     (14,802)        (48,532)
                                                      ------------    ------------
         Net cash (used in) investing activities           (14,802)        (48,532)
                                                      ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net (repayment of) note payable to related party       (165,561)       (465,440)
                                                      ------------    ------------
         Net cash (used in) financing activities          (165,561)       (465,440)
                                                      ------------    ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                   92,623         198,271

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD             847,676         493,711
                                                      ------------    ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD              $    940,299    $    691,982
                                                      ============    ============

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the period for:
     Income taxes                                     $     17,703    $     34,917
                                                      ============    ============

     Interest                                         $     69,567    $     36,010
                                                      ============    ============

                 See notes to consolidated financial statements

                 HANOVER CAPITAL PARTNERS LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. BUSINESS DESCRIPTION AND BASIS OF PRESENTATION

The interim consolidated financial statements of Hanover Capital Partners, Inc. ("HCP") and Subsidiaries (the "Company") should be read in conjunction with the Company's annual consolidated financial statements included in Hanover Capital Mortgage Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. The interim consolidated financial statements reflect all normal and recurring adjustments which are, in the opinion of management, considered necessary for a fair presentation of the financial condition and results of operations for the periods presented. There were no adjustments of a non-recurring nature recorded during the six months ended June 30, 2002. The interim results of operations presented are not necessarily indicative of the results for the full year. When necessary, reclassifications have been made to conform to current period presentation.

The Company operates as a specialty finance company which is principally engaged in performing due diligence services, asset management services, mortgage loan assignment preparation services, and mortgage and investment banking services for third parties and for its affiliate, Hanover Capital Mortgage Holdings, Inc. ("HCHI"). A wholly-owned subsidiary of HCP, Hanover Capital Mortgage Corporation ("HCMC"), is a servicer of multifamily mortgage loans and until June 30, 1999 was an originator of multifamily mortgage loans. HCMC is approved by the U.S. Department of Housing and Urban Development (HUD) as a Title II Nonsupervised Mortgagee under the National Housing Act. Another wholly-owned subsidiary of HCP, Hanover Capital Securities, Inc. ("HCS") is a registered broker/dealer with the Securities and Exchange Commission.

In April 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds FASB Statement No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that Statement, FASB Statement No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. SFAS 145 also rescinds FASB Statement No. 44, Accounting for Intangible Assets of Motor Carriers. SFAS 145 amends FASB Statement No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provisions of SFAS 145 related to the rescission of FASB Statement No. 4 are effective for fiscal years beginning after May 15, 2002. The provisions of SFAS 145 related to FASB Statement No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of SFAS 145 are effective for financial statements issued on or after May 15, 2002. The adoption of SFAS 145 is not expected to have a material effect on the Company's consolidated financial statements.

In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS 146"). SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS 146 replaces Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 is not expected to have a material effect on the Company's consolidated financial statements.

2. PROPERTY AND EQUIPMENT

                                          JUNE 30,    DECEMBER 31,
                                           2002           2001
                                         ---------    ------------
Office machinery and computer equipment  $ 382,232    $    367,430
Furniture and fixtures                       7,104           7,104
                                         ---------    ------------
                                           389,336         374,534
Less accumulated depreciation             (305,069)       (273,950)
                                         ---------    ------------
Property and equipment - net             $  84,267    $    100,584
                                         =========    ============

Depreciation expense for the six months ended June 30, 2001 and 2001 was $31,119 and $25,276, respectively.

3. CONCENTRATION RISK

For the six months ended June 30, 2002, the Company received revenues from certain customers which exceeded 10% of total revenues as follows:

                                              SIX MONTHS ENDED
                                                JUNE 30, 2002
                                              ----------------
                          Major Customer #1         30%
                          Major Customer #2         13%
                          Major Customer #3         13%
                          Major Customer #4         10%

4. MORTGAGE SERVICING

The Company, through its wholly-owned subsidiary, HCMC, services multifamily mortgage loans on behalf of others. Loan servicing consists of the collection of monthly mortgage payments on behalf of investors, reporting information to those investors on a monthly basis, and maintaining custodial escrow accounts for the payment of principal and interest to investors and property taxes and insurance premiums on behalf of borrowers. As of June 30, 2002 and December 31, 2001, HCMC was servicing 2 and 3 loans, respectively, with unpaid principal balances of $3,130,750 and $4,918,187 including loans subserviced for others of $2,008,610 and $3,774,586, respectively. Escrow balances maintained by HCMC were $87,413 and $152,226 at June 30, 2002 and December 31, 2001, respectively. The aforementioned servicing portfolio and related escrow accounts are not included in the accompanying Consolidated Balance Sheets as of June 30, 2002 and December 31, 2001.

5. RELATED PARTY TRANSACTIONS

                                                   JUNE 30,     DECEMBER 31,
                                                     2002           2001
                                                  ----------    ------------
  Due from HanoverTrade, Inc. (1)                 $  353,610     $  465,987
  Due from Hanover Capital Partners 2, Inc.               62             --
  Due from Hanover Mortgage Capital Corporation           --          6,662
  Due from HDMF-I LLC                                     --            988
                                                  ----------     ----------
  Receivables from related parties                $  353,672     $  473,637
                                                  ==========     ==========

(1) Amounts due reflect certain costs that the Company paid on behalf of HanoverTrade, Inc. ("HT"). The expenses billed include personnel, commissions, travel and entertainment, and general and administrative.

Due to related parties of $246,697 and $411,232 at June 30, 2002 and December 31, 2001, respectively, are due to HCHI and primarily represent an allocation of payroll expenses and tax payments made by HCHI on behalf of HCP, partially offset by management fees charged by HCP to HCHI. The Company entered into a Management Agreement in 1998 to provide, among other services, due diligence, asset management and administrative services to HCHI in connection with acquiring single-family mortgage loan pools and managing and servicing HCHI's investment portfolio. The term of the Management Agreement continues until December 31, 2003 with automatic annual renewal.

At June 30, 2002 and December 31, 2001, the Company had a principal balance outstanding on a note payable to HCHI in the amount of $870,298 and $1,035,859, respectively. The note bears interest at the prime rate minus 1% and interest is calculated on the daily principal balance outstanding. At June 30, 2002 and December 31, 2001, the interest rate in effect was 3.75%. Included in the 2002 and 2001 Consolidated Statements of Income is interest expense in the amount of $23,511 and $27,361, respectively, related to this note payable. The entire unpaid principal balance on the note is due in full on March 31, 2003.

6. INCOME TAXES

The components of deferred income taxes as of June 30, 2002 and December 31, 2001 are as follows:

                                                JUNE 30,     DECEMBER 31,
                                                  2002          2001
                                               ----------    -----------
Deferred tax assets
-------------------

Temporary differences                          $  33,232      $  64,585
Federal net operating loss carryforward          288,855        318,254
State/Local net operating loss carryforward       76,462        106,085
AMT Credit                                        16,830         16,830
                                               ---------      ---------
Total deferred tax assets                        415,379        505,754
Valuation allowance                             (211,713)      (211,713)
                                               ----------     ---------
Net deferred tax assets                        $ 203,666      $ 294,041
                                               ==========     =========

The items resulting in significant temporary differences for the six months ended June 30, 2002 and the year ended December 31, 2001 that generate deferred tax assets relate primarily to the recognition of revenue and accrued liabilities for financial reporting purposes.

The components of the income tax provision for the six months ended June 30, 2002 and 2001 consist of the following:

                                            SIX MONTHS ENDED JUNE 30,
                                            -------------------------
                                               2002          2001
                                            ---------     ---------
Current - Federal, state and local          $       -     $       -
Deferred - Federal, state and local            90,375        21,537
                                            ---------     ---------
Total                                       $  90,375     $  21,537
                                            =========     =========

The income tax provision differs from amounts computed at statutory rates, as follows:

                                                                SIX MONTHS ENDED JUNE 30,
                                                                -------------------------
                                                                  2002            2001
                                                                --------        --------
     Federal income tax provision (benefit) at statutory rate   $ 70,055        $ 10,261
     State and local income tax provision                         18,544           3,420
     Meals and entertainment                                         890             906
     Officer's life insurance                                        886           1,775
     Tax settlement                                                    -           5,175
                                                                --------        --------
     Total                                                      $ 90,375        $ 21,537
                                                                ========        ========

The Company has a Federal tax net operating loss carryforward of approximately $850,000 which begins to expire in the year 2012.

7. STOCKHOLDERS' EQUITY

On September 19, 1997, the Company entered into an Agreement and Plan of Recapitalization ("Agreement") with its four stockholders (John A. Burchett, Joyce S. Mizerak, George J. Ostendorf and Irma N. Tavares) to recapitalize the Company. The Agreement provided for the tax-free exchange of the stockholders' 166,424 Class A "old" common stock shares for 3,000 shares of "new" Class A common stock shares, $0.01 par value (representing a 3% economic interest in the Company owned by the four stockholders until June 30, 2002) and 97,000 shares of Series A preferred stock, $0.01 par value (representing a 97% economic interest in the Company owned by HCHI until June 30, 2002). The preferred stock has no dividend rate or preference over the common stock. Dividend distributions will be made in the same amount on a per share basis of the common stock as for the preferred stock. Dividend distributions will be made to the common stockholders and the preferred stockholders in proportion to the number of outstanding shares. The preferred stockholder has the right to receive $10,750,005 upon liquidation of the Company before common stockholders receive any liquidating distributions.

8. COMMITMENTS AND CONTINGENCIES

The Company has noncancelable operating lease agreements for office space. Future minimum rental payments for such leases are as follows:

Six Months Ending December 31, 2002      $ 91,500
Year Ended December 31, 2003              131,580
Year Ended December 31, 2004              131,580
Year Ended December 31, 2005               43,860
                                         --------
                                         $398,520
                                         ========


Rent expense for the six months ended June 30, 2002 and 2001 amounted to $59,637 and $63,762, respectively.

9. SUBSEQUENT EVENTS

CHANGE IN COMMON STOCK OWNERSHIP

Pursuant to a Stock Purchase Agreement effective July 1, 2002, HCHI acquired 100% of the outstanding common stock of the Company. Therefore, as of July 1, 2002, HCHI owns 100% of the outstanding capital stock of the Company and, for periods ending after June 30, 2002, the Company's financial statements will be consolidated with the financial statements of HCHI.

OTHER

On July 2, 2002, New Jersey Governor James E. McGreevey signed into law a $1.8 billion business tax package, known as the Business Tax Reform Act. The bill includes several changes overhauling the Corporate Business Tax ("CBT") intended to close loopholes, impose an Alternative Minimum Assessment, and assesses a processing fee on limited liability partnerships. The bill has numerous provisions, some of which effect businesses that currently do not pay CBT. The Business Tax Reform Act is effective immediately for taxable years beginning on or after January 1, 2002, except in limited circumstances. The Company is currently in the process of determining what effect, if any, the Business Tax Reform Act will have on its consolidated financial statements.


                                     ******